Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PRIMEENERGY CORPORATION

As amended and restated through May 20, 2015

ARTICLE I

Meetings of the Holders of Voting Securities

Section 1. Meetings for the Election of Directors. The annual meeting of the holders of each class of securities entitled to vote shall be held for the election of Directors and for the transaction of such other business as may properly come before such meeting on the second Tuesday in May of each year, but if such day be a legal holiday under the laws of the state where the meeting is to be held, then on the next succeeding day not a legal holiday under the laws of such state, at 10:00 A.M., local time, or such annual meeting shall be held on such date and at such hour, not inconsistent with applicable statutes, as may be designated by the Board of Directors and specified in the notice of the meeting.

Section 2. Special Meetings. A special meeting of the holders of any class of securities entitled to vote may be called by the Chairman of the Board of Directors or by the President or by resolution of the Board of Directors at any time, and shall be called by the President or by the Board of Directors whenever requested in writing so to do by the holders of record of at least one-third of the issued and outstanding securities of such class.

Section 3. Place of Meeting. All meetings of the security holders shall be held at the office of the Company in Stamford, Connecticut, or at such other place as may be from time to time designated by the Board of Directors, as provided in the notice of the meeting or in any waivers of notice thereof; provided, however, that the place of meeting for the election of Directors shall not be changed within sixty (60) days before the day on which the election is to be held, and at least twenty (20) days before the election is held a notice of any such change shall be given to each person entitled to vote thereat, in person or by letter mailed to his address on the securities ledger of the Company.

Section 4. Notice of Meetings. Except as otherwise provided by law, notice of the time and place of holding each annual or special meeting of security holders, and, in the case of a special meeting, stating the purpose for which such meeting is called, shall be in writing and shall be given personally to each person entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the time fixed for such meeting; if mailed, such notice shall be addressed to each such person at his address shown by the securities ledger of the Company. No notice of an adjourned meeting of security holders need be given unless expressly required by statute.

Section 5. Quorum. Except as otherwise provided by law, the holders of record of a majority in number of the issued and outstanding securities of any class entitled to vote at a meeting of such holders must be present in person or by proxy at such meeting to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting of the holders of any class of securities, the holders of a majority in number of such securities present and entitled to vote thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally convened.

Section 6. Voting. At each meeting of stockholders, each holder of record of shares of the Company having voting power who is present shall be entitled to one vote for each share held by him and shall not be entitled to cumulate such votes.

The election of Directors and any other vote of stockholders as may be provided by law shall be by written ballot unless otherwise provided by the Certificate of Incorporation. In any vote by ballot, a ballot shall be signed by the stockholder or proxy voting and shall state the number of shares voted thereby.

No proxy shall be valid after the expiration of three (3) years from the date of its execution unless the proxy shall, on its face, name a longer period for which it is to remain in force.

Shares of its own capital stock belonging to the Company shall not be voted directly or indirectly, nor be counted for quorum purposes. However, nothing herein shall be construed as limiting the right of the Company to vote stock, including, but not limited to, its own stock held by it in a fiduciary capacity.

Except as otherwise provided by the Certificate of Incorporation, any action required to be or which may be taken at any annual or special meeting of the stockholders of the Company, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action of a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 7. When a Holder of any Security is deemed to be “Present.” For the purpose of determining a quorum or the right to vote or to be heard on any question, a holder of record of securities of any class having voting power shall be deemed to be “present” at any meeting of the holders of such securities if he is present in person or is represented by a proxy appointed by an instrument in writing subscribed by or on behalf of such security holder or by his representative thereunto duly authorized and filed with the Secretary of the meeting.

ARTICLE II

Board of Directors

Section 1. General Powers. The business of the Company shall, except as otherwise expressly provided by law or by the Certificate of Incorporation, be managed by the Board of Directors.

Section 2. Number, Election and Term of Office.

(a) The number of Directors which shall constitute the Board shall be not less than three nor more than fifteen. The initial Board shall consist of seven Directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board, or by the stockholders at the annual meeting.

(b) Directors need not be stockholders.

(c) Each Director shall, except for the filling of vacancies as hereinafter provided, hold office from the date of the annual or special meeting of the security holders who shall have elected him until the next annual or special meeting of such security holders convened for the election of Directors, and until his successor shall have been duly elected and qualified, or until his death, resignation, disqualification or removal.

Section 3. Meetings. Upon the adjournment of the annual meeting of stockholders, the Board of Directors shall meet as soon as practicable to appoint officers for the ensuing year and to transact such other business as may properly come before the meeting.

The Board, by resolution, may provide for the holding of other regular meetings and may fix the time and place of holding the same.

Special meetings of the Board of Directors shall be held whenever called by the President or by any two Directors.

Section 4. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be designated in the notice or in waivers of notice thereof signed by all of the Directors.

Section 5. Notice of Meeting. Except as hereinafter provided, notice need not be given (i) of the regular meeting of the Board of Directors held immediately following the annual meeting of security holders or (ii) of any other regular meeting of the Board of Directors if the time and place of meeting has been specified in a resolution of the Board of Directors adopted at least twenty (20) days prior to the time of holding such meeting, or (iii) with respect to any meeting if every member of the Board of Directors is present. Except as otherwise required by law, notice of the time and place of holding each other meeting of the Board of Directors shall be mailed to each Director, postage prepaid, addressed to him at his residence or usual place of business, or at such other address as he may have designated in a written request filed with the Secretary of the Company at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such address by telegram or cablegram or given personally or by telephone at least twenty-four (24) hours before the time at which such meeting is to be held, notice shall be deemed to have been given when deposited in the mail or filed with the telegraph or cable office, properly addressed. Notice of a meeting of the Board need not state the purposes thereof, except as otherwise by law or by Article VIII, of these Bylaws expressly provided. No notice of an adjourned meeting need be given.

Section 6. Quorum and Manner of Acting. At each meeting of the Board a majority of the total number of Directors must be present to constitute a quorum for the transaction of business and (except as otherwise provided by law, by the Certificate of Incorporation or by the Bylaws) the act of a majority of the Directors so present at a meeting at which a quorum is present shall constitute the act of the Board; whether or not there is a quorum at any meeting, a majority of the Directors who are present may adjourn the meeting from time to time to a day certain. The Directors shall act only as a Board and shall have no power as individual Directors.

Section 7. Resignations. Any Director may resign at any time by giving written notice thereof to the Chairman of the Board, the President or to the Board. Such resignation shall take effect as of is date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

Section 8. Vacancies. Any vacancy in the Board arising at any time from any cause, including an increase in the number of Directors by an amendment of the Bylaws adopted by a majority of the whole Board and including the failure of the security holders to elect a full Board, may be filled by the vote of a majority of the Directors remaining in office although such majority is less than a quorum; or any such vacancy may be filled by the security holders entitled to vote upon the election of such Directors at any special meeting of security holders called as provided in Section 2 of Article I. Any Director so appointed or elected shall hold office until the next annual or special meeting of the security holders who shall have elected him or his predecessor and until his successor shall have been duly elected and qualified.

Section 9. Fees. Directors shall not receive any stated compensation for their services as such, but, subject to such limitations with respect thereto as may be determined from time to time by the stockholders or by resolution of the Board, fees in a reasonable amount may be paid (either per annum or on the occasion of each meeting) to the Directors for attendance at meetings of the Board or adjournments thereof. By resolution of the Board, Directors may also be reimbursed for traveling expenses incurred in attending such meetings or adjournments thereof. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or receiving compensation for such service.

Section 10. Action Without Meeting. Except as restricted by the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee; and (b) members of the Board or of any committee may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

ARTICLE III

Executive and Other Committees

Section 1. Executive Committee, General Powers and Membership. The Board may, by resolution adopted by a majority of the whole Board, elect from its members an Executive Committee and/or one or more other committees, each consisting of one or more members. Unless otherwise expressly provided by law or by the Certificate of Incorporation of the Company or by resolution of the Board, the Executive committee shall have and may exercise all the powers conferred upon it by the Board (except the power to appoint or remove a member of the Executive Committee or of any other committee and the power to remove an officer appointed by the Board), and each other committee shall have and may exercise, when the Board is not in session, such powers as the Board shall confer. All action by any committee shall be reported to the Board at its meeting next succeeding such action and, insofar as the rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board.

Section 2. Organization. Unless otherwise provided by resolution of the Board, a chairman chosen by each committee shall preside at all meetings of such committee and the Secretary of the Company shall act as secretary thereof. In the absence at the meeting of the Secretary, the chairman of such meeting shall appoint an Assistant Secretary of the Company or, if none is present, some other person to act as Secretary of the meeting.

Section 3. Meetings. Each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules and by resolution of the Board, and it shall also meet at the call of any members of the committee. Unless otherwise provided by such rules or by said resolution, notice of the time and place of each meeting of a committee shall be mailed, sent or given to each member of such committee in the same manner as provided in Section 5 of Article II with respect to notices of meetings of the Board.

Section 4. Quorum and Manner of Acting. A majority of the members of each committee shall be either present in person at, or participating by telephone in, each meeting of such committee in order to constitute a quorum for the transaction of business thereat. The act of a majority of the members so present at or participating in a meeting at which a quorum is present or participating shall be the act of such committee. The members of each committee shall act only as a committee, and shall have no power as individual members.

Section 5. Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board at any meeting of the Board.

Section 6. Vacancies. Any vacancy in any committee shall be filled by the Board in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

ARTICLE IV

Officers

Section 1. Appointment and Term of Office. The officers of the Company shall consist of the President, a Secretary and a Treasurer, and there may be one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers as may be appointed by the Board. One of the Directors may also be chosen Chairman of the Board. Each of such officers (except such as may be appointed pursuant to the provisions of paragraph (f) of Section 2 of this Article IV) shall be chosen annually by the Board at its regular meeting immediately following the annual meetings of security holders and shall hold office until the next annual election and until his successor is chosen and qualified. One person may hold and perform the duties of any two or more of said offices.

Section 2. Powers and Duties. The powers and duties of the officers shall be those usually pertaining to their respective offices, subject to the supervision and direction of the Board. The officers of the Company may be as follows:

(a) Chairman of the Board. The Chairman of the Board (if there be one) shall preside at all meetings of the Board and shall be ex officio a member of all committees of the Directors and shall perform such other duties as shall be assigned to him from time to time by the Board.

(b) President. The President shall be the chief executive officer of the Company and shall have general supervision of the business of the Company and over its several officers; subject, however, to the control of the Board. If there shall be no Chairman of the Board, the President, when present shall preside at all meetings of the Board and shall be ex officio a member of all committees of the Directors. He may execute and deliver in the name and on behalf of the Company deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board, unless the execution and delivery thereof shall be expressly delegated by these Bylaws or by the Board to some other officer or agent of the Company. He shall, unless otherwise directed by the Board or by any committee thereunto authorized, attend in person or by substitute or proxy appointed by him and act and vote on behalf of the Company at all meetings of the stockholders of any corporation in which the Company holds stock.

(c) Vice Presidents. Vice Presidents shall perform the duties assigned to them by the Board or delegated to them by the President and, in order of seniority, at his request or in his absence shall perform as well the duties of the President’s office. Each Vice President shall have power also to execute and deliver in the name and on behalf of the Company deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the Board, unless the execution and delivery thereof shall be expressly delegated by these Bylaws or by the Board to some other officer or agent of the Company.

(d) The Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors, of all committees and of the stockholders and shall be the custodian of all corporate records and of the seal of the Company. He shall see that all notices are duly given in accordance with these Bylaws or as required by law.

(e) The Treasurer. The Treasurer shall be the principal accounting officer of the Company and shall have charge of the corporate funds and securities and shall keep a record of the property and indebtedness of the Company. He shall, if required by the Board, give bond for the faithful discharge of this duties in such sum and with such surety or sureties as the Board may require.

(f) Other Officers. The Board may appoint such other officers, agents or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Board may authorize the President or some other officer to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

Section 3. Resignations. Any officer may resign at any time by giving written notice thereof to the President or to the Board. Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removal. Any officer may be removed at any time, either with or without cause, by resolution adopted by a majority of the whole Board at any meeting of the Board or by the committee or superior officer by whom he was appointed to office or upon whom such power of removal has been conferred by resolution adopted by a majority of the whole Board.

Section 5. Vacancies. A vacancy in any office arising at any time from any cause may be filled by the Board or by the officer or committee authorized by the Board to appoint to that office.

Section 6. Salaries. Salaries of all officers shall be fixed from time to time by the Board of Directors or the Executive Committee and no officer shall be precluded from receiving a salary because he is also a Director of the Company.

ARTICLE V

Shares of Stock and their Transfer; Books

Section 1. Forms of Certificates. Shares of the capital stock of the Company shall be represented by certificates in such form, not inconsistent with law or with the Certificate of Incorporation of the Company, as shall be approved by the Board, and shall be signed by the Chairman or Vice-Chairman of the Board, or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Where any such certificate is countersigned (1) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, any other signature upon such certificate may be facsimile, engraved or printed.

Section 2. Transfer of Shares. If one or more holders of the stock of any class shall, by agreement among themselves or with the Company, restrict the transfer of any share held by them through the granting of preferential rights of purchase or otherwise, then any party to such agreement may file an executed counterpart of the same with the officer of the Company charged with the maintenance of the stock books of the Company or with any transfer agent or registrar designated by the Company in respect of the shares of such class. Following the filing of any such counterpart, each certificate evidencing shares to which such restriction is or may be applied which shall thereafter be issued by the Company shall bear an appropriate notice of such restriction, and no share subject to such restriction shall be transferred until written evidence satisfactory to the Company of compliance by the transferor with any such restriction shall have been filed with the Company. Shares of stock of the Company shall be transferred only on the stock books of the Company by the holder of record thereof in person or by his duly authorized attorney upon surrender of the certificate therefor and upon compliance with any restriction relating to such transfer.

Section 3. Stockholders of Record. Stockholders of record entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock or for the purpose of any other lawful action shall be determined according to the Company’s record of stockholders and, if so determined by the Board of Directors in the manner provided by statute, shall be such stockholders of record at the date (a) fixed for closing the stock transfer books or (b) as of the date of record.

Section 4. Lost, Stolen or Destroyed Certificates. The Board may direct the issuance of new or duplicate stock certificates in place of lost, stolen or destroyed certificates upon being furnished with evidence satisfactory to it of the loss, theft or destruction and upon being furnished with indemnity satisfactory to it. The Board may delegate to any committee authority to administer the provisions of this Section 4.

Section 5. Closing of Transfer Books and Fixing of Record Date. The Board shall have power to close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose; or the Board may, in its discretion, fix a date not more than sixty (60) nor less than ten (10) days before any stockholders’ meeting nor more than sixty (60) days prior to any other action as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting and at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend, or any allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice and to vote at such meeting and at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of such dividend, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

Section 6. Regulations. The Board may make such rules and regulations not inconsistent with the Certificate of Incorporation nor these Bylaws as it may deem expedient concerning the issuance, transfer and registration of certificates of stock. It may appoint one or more transfer agents or registrars of transfers, or both, and may require all certificates of stock to bear the signature of either or both.

Section 7. Examination of Stockholder List. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE VI

Execution of Instruments

Section 1. Contracts, etc. The Board or any committee thereunto authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Company any contract or other instrument except certificates representing shares of stock of the Company, and such authority may be general or may be confined to specific instances.

Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidence of indebtedness issued by or in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall be determined from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Company in any of its duly authorized depositories may be made by hand-stamped legend in the name of the Company or by written endorsement of any officer without countersignature.

Section 3. Loans. No loans shall be contracted on behalf of the Company unless authorized by the Board, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated up to the amount so authorized by the President or a Vice President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Company notes or other evidences of indebtedness countersigned by the President or a Vice President or the Treasurer; and such officers are hereby severally authorized to execute and deliver in the name and on behalf of the Company notes or other evidences of indebtedness countersigned by the President or a Vice President for the amount of such loans and to give security for the payment of any and all loans, advances or indebtedness by hypothecating, pledging or transferring any part or all of the property of the Company, real or personal, at any time owned by the Company.

Section 4. Sale or Transfer of Securities held by the Corporation. Stock certificates, bonds or other securities at any time owned by the Company may be held on behalf of the Company or sold, transferred or otherwise disposed of pursuant to authorization by the Board, or of any committee thereunto duly authorized, and, when so authorized to be sold, transferred or otherwise disposed of, may be transferred from the name of the Company by the signature of the President or a Vice President and the Treasurer or the Assistant Treasurer or the Secretary or the Assistant Secretary.

ARTICLE VII

Miscellaneous

Section 1. Offices. The Company shall have an office at such place in the State of Delaware and may have offices at such place or places within or outside the State of Delaware as the Board shall from time to time determine.

Section 2. Fiscal Year. Until otherwise determined by the Board, the fiscal year of the Company shall be the calendar year.

Section 3. Seal. The corporate seal shall be a device containing the name of the Company, the year of its organization and the words, “Corporate seal, Delaware.”

Section 4. Waiver of Notice. The giving of any notice of the time, place or purpose of holding any meeting of stockholders or Directors and any requirement as to publication thereof, whether statutory or otherwise, shall be waived by the attendance at such meeting by any person entitled to receive such notice and may be waived by such person by an instrument in writing executed and filed with the records of the meeting either before of after the holding thereof.

Section 5. Form of Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 6. Exclusive Forum for Certain Litigation. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the state of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over all indispensible parties named as defendants.

Section 7. Litigation Costs. (a) To the fullest extent permitted by law, in the event that any current or prior stockholder or anyone on their behalf (the “Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Company and/or any director, officer, employee or affiliate of the Company, and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Company and any such director, officer, employee or affiliate of the Company, the greatest amount permitted by law of all fees, costs, and expenses of every kind and description (including but not limited to, all attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the Company and any such director, officer or employee of the Company may incur in connection with such Claim.

(b) To the fullest extent permitted by law, in the event the Claiming Party initiates or asserts any Claim or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Company and/or any director, officer, employee or affiliate of the Company, then, regardless whether the Claiming Party is successful on its Claim in whole or in part, (i) the Claiming Party shall bear its own Litigation Costs, and (ii) the Claiming Party and the Claiming Party’s attorneys shall not be entitled to recover any Litigation Costs or, in a derivative or class action, to receive any fees or expenses as the result of the creation of any common fund, or from a corporate benefit purportedly conferred upon the Company.

ARTICLE VIII

Amendment of These Bylaws

As provided in the Certificate of Incorporation of the Company, the Board of Directors of the Company may alter or repeal these Bylaws in whole or in part at any regular or special meeting of the Board, provided notice of the proposed change is included in notice of the meeting. In addition, these Bylaws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority in number of the issued and outstanding shares of the Company having voting power and present at any regular or special meeting of stockholders, provided notice of the proposed amendment or repeal is included in the notice of meeting.